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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated October 9, 2014, relating to our estimates of reserves and future net revenue of Cubic Asset, LLC, and Cubic Louisiana, LLC, which appear in Cubic Energy, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2014.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III, P.E. C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
December 2, 2014

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS